CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[***]” HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

SECOND AMENDMENT TO

SENIOR SECURED CONVERTIBLE NOTE

This SECOND AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTE (this “Amendment”) is entered into as of October 1, 2025, by and between Fold, Inc., a Delaware corporation (the “Company”) and [***] (the “Holder”).

RECITALS

A. Reference is hereby made to that certain Securities Purchase Agreement dated as of December 24, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which, among other things, the Company issued that certain Senior Secured Convertible Note to the Holder on December 24, 2024, which was exchanged into that certain Senior Secured Convertible Note issued by the Company on February 14, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Note”, and as amended hereby, the “Note”).

B. The Company has requested that the Holder amend the Existing Note as more fully set forth herein.

C. The Holder has agreed to so amend certain provisions of the Existing Note, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Note.

2. Amendments to Note. Upon the occurrence of the Second Amendment Effective Date (as hereafter defined), the Note is hereby amended as follows:

(a) Section 32(yy) of the Existing Note is hereby amended by (1) deleting the words “; and” following subsection (xiii), (2) deleting the word “(xi)” in subclause (xiv) and replacing it with “(xiv)”, (3) renumbering the existing subclause (xiv) to (xv), and (4) inserting a new subsection (xiv) as follows:

“(xiv) Indebtedness incurred pursuant to that certain Master Loan Agreement dated as of October 1, 2025 by and between the Company and Two Prime Lending, a limited company and existing under the laws of British Virgin Islands with its principal place of business at [***], and company number [***] (as amended, restated, modified or supplemented from time to time, the “Two Prime Master Loan Agreement”);”

(b) Section 32(aaa) of the Existing Note is hereby amended by (1) deleting the words “; and” following subsection (xxx), (2) deleting the word “(xvii)” in subclause (xxi) and replacing it with “(xxi)”, (3) renumbering the existing subclause (xxi) to (xxii), and (4) inserting a new subsection (xxi) as follows:

“(xiv) Liens in connection with the Two Prime Master Loan Agreement to the extent such Liens do not extend to any Collateral; and”

3. Limitation of Amendment.

3.1 This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Note, or (b) otherwise prejudice any right or remedy which the Holder may now have or may have in the future under or in connection with the Note.

3.2 From and after the date hereof, the term “Transaction Documents” in the Securities Purchase Agreement shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith and shall be construed in connection with and as part of the Transaction Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Transaction Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Securities Purchase Agreement, the Note, or any other Transaction Document.

4. Representations and Warranties. To induce Holder to enter into this Amendment, the Company hereby represents and warrants to the Holder as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Transaction Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 The Company has the power and authority to execute and deliver this Amendment and to perform its obligations under the Note, as amended by this Amendment; and

4.3 The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Note, as amended by this Amendment, have been duly authorized.

5. Conditions Precedent. This Amendment shall become effective as of the date (the “Second Amendment Effective Date”) when the following conditions shall have been satisfied (or waived by the Holder in writing, which waiver may be concurrent with the satisfaction of the other conditions specified below):

5.1 the Holder shall have received from the Company an executed counterpart hereof;

5.2 all fees and expenses in connection with this Amendment or otherwise required to be reimbursed under the terms of the Note payable by the Company to the Holder shall have been paid; and

5.3 no Event of Default shall have occurred and be continuing, or would result from, the consummation of the transactions contemplated by this Amendment.

6. Integration. This Amendment and the Transaction Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Transaction Documents merge into this Amendment and the Transaction Documents.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COMPANY:

FOLD, INC.

By:

Name: Will Reeves

Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

HOLDER:

[***]

By:

Name: [***]

Title: Managing Member